March 15, 2013

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Swingplane Ventures, Inc.

On March 15, 2013 my appointment as auditor for Swingplane Ventures, Inc. ceased. I have read Swingplane Ventures, Inc.’s statements included under Item 4.01 of its Form 8-K dated March 15, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Borgers & Cutler CPA's PLLC
Borgers & Cutler CPA’s PLLC
Certified Public Accountants
Denver, CO